ENERGY FOCUS INCORPORATED

Moderator: Brion Tanous
May 13, 2010
3:30 pm CT

Operator: Good day and welcome to the Energy Focus Quarterly Earnings Release conference call. Today’s conference is being recorded.

At this time of it like to turn the conference over to Brion Tanous. Please go ahead, sir.

Brion Tanous: Thank you, Ben. I’d like to welcome everybody to Energy Focus’ First Quarter Earnings conference call.

On this call the company’s Chief Executive Officer, Joe Kaveski, will give a business update on the combined SRC and Energy Focus businesses and provide an outlook for the second quarter as well as for the full year fiscal 2010. The company’s Chief Financial Officer, Nick Berchtold, will then address the company’s first quarter financial results. We also have President, John Davenport, on the call with us afternoon.

After the following prepared remarks, we will open it up for questions for the remainder of this call. Before we get started, I’m going to read a disclaimer about forward-looking statements.

This conference may contain, in addition to historical information, forward-looking statements within the meanings of the federal securities laws regarding Energy Focus.

Forward-looking statements include statements about plans, objectives, goals, strategies, future events, and performance, and underlying assumptions and other statements that are different than historical facts.

These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that may result in expectations not being realized and may cause actual outcomes to differ materially from the expectations reflected in these forward-looking statements.

Potential risks and uncertainties include change in demand for the company’s products, the impact of competition and government regulations, and other risks contained in the statements filed from time to time with the SEC.

All such forward-looking statements, whether written or oral, made on behalf of the company are expressly qualified by these cautionary statements. And such forward-looking statements are subject to risks and uncertainties and we caution you not to place undue reliance on these.

We will try to keep this call to one hour as usual including the questions. With that, I’d like to turn the call over to Mr. Joe Kaveski. Joe?

Joe Kaveski: Thank you Brion, and thank you to everyone again for participating in Energy Focus’ 2010 First Quarter’s Earnings call.

Today, I’d like to begin by recognizing the incredible efforts of Energy Focus employees worldwide in truly creating and charting a new future for Energy Focus.

Today, I’d like to make a few brief comments concerning our first quarter results and then provide you with some insights on our 2010 anticipated financial performance.

Our first quarter results were in line with our expectations and plans. Specifically, I’m delighted to report to you that we achieved net sales from continuing operations of $8.4 million, which is more than three times the net sales from continuing operations during the first quarter of last year, and our new SRC business unit is performing well and represented about 60% of our total sales.

Also, the company reinforced its balance sheet during our first quarter as our ending cash balance grew to $1.8 million.

Furthermore, our cash utilization from operations for the first quarter was down to approximately $400,000 excluding the $1.15 million of cash received from a mezzanine debt financing. In comparison, our cash utilization from operations was nearly 1/10 of the $4 million that we utilized during the first quarter of 2009.

The company’s overall gross profit margins improved more than 7% year over year and 6% quarter over quarter due to both dramatically improve sales and the cost and efficiency improvements that we have implemented to date. We are expecting this trend to continue as the year progresses.

Furthermore, our operating expenses decreased about 7% compared to the first quarter of 2009 if you exclude the $600,000 in new operating expenses related to our new SRC solutions business unit and the onetime non-cash charge of $1.4 million related to the revaluation of the Quercus trust warrants to purchase shares of our common stock.

Lastly, we secured $16.5 million in lighting solutions contracts in our first quarter which we expect to complete in 2010.

So, from a financial perspective, we’re off to a very good start, and my expectations are that, as planned, we will have a good year in 2010.

The acquisition of SRC has provided exactly the scale that we had hoped to achieve and the foundation for the sale of our existing products and for our future advanced lighting products that are specifically designed for the existing buildings and paid for by our government funded research and development.

As an example, this week we announced that our SRC solutions business secured an additional $2.5 million in contracts bringing our solutions contracts to $19 million already this year.

Two of these contracts are for upgrading the lighting at universities. These projects came about because these universities are having trouble providing their students with a quality education while dealing with the declining revenue base, increasing energy costs, and the need to modernize their aging facilities.

So these universities took advantage of one of the few options remaining to them. They utilized their states energy savings performance contracting legislation that allows them to procure and finance energy savings facility improvements and pay for them over time using the resulting energy savings.

In these projects, Energy Focus teamed with two energy services companies that bundled our superior lighting solutions with other non-lighting solution providers to submit a comprehensive energy efficiency proposal for which they were ultimately selected to implement.

Once our ESCo(s) received their contracts from their university they then issued Energy Focus subcontracts for the final engineering and installation of our lighting solutions. These solutions include our current Energy Focus products as well as other manufacturer’s products.

Now this is obviously great as Energy Focus is able to sell and generate a margin on our current products and make a margin on other manufacturer’s products.

In these contracts, Energy Focus’ current specialty products represent less than10% of the lighting products to be installed under these contracts. This is only because our current specialty lighting products, such as our LED dock lights, our LED landscape lights, and our LED e-lluminator, represent only a small fraction of these buildings total lighting fixtures; however, Energy Focus products will continue to significantly increase in the coming years as the market transitions to LED for general illumination.

At that time, and many estimate that time to only be one to three years out, Energy Focus expects our LED-based 4-foot linear fluorescent lamp replacement technology to be the lion’s share of the products used in our solutions business, perhaps as much as 80% of the total material costs. This is significant as more than 40% of our solutions contract revenues are lighting products sales.

Furthermore, our current and future LED linear fluorescent replacement technology which is currently being developed for Navy vessels and being refined under government R&D contract represents a huge competitive advantage for Energy Focus.

Specifically our 4-foot LED products that we’re selling today for parking garage, cold storage spaces, and warehouse environments use of about 300 LED.

In the future, our next generation product will use only one LED thereby significantly reducing the product cost and the complexity. And while high powered LEDs are costly today, their costs are dropping quickly and far faster than their low powered counterparts. Furthermore, their efficacy in terms of lumens per watt is dramatically increasing.

Next our single LED solution leverages our proprietary light injection and light distribution technology so that our replacement lamps are virtually indistinguishable from the legacy 4-foot linear fluorescent lamps that they are designed to replace.

And lastly, we’re embedding intelligence into these lamps which allows for dramatically improved energy savings — up to 80% beyond traditional legacy linear fluorescent lamps.

So, now as we look to our second quarter and beyond, I’d like to provide you some guidance. First, we expect to receive UL certification for a new LED hazardous location fixture in our second quarter, and we anticipate beginning shipping the product in our third quarter.

This new product is very exciting for us as it represents a robust, military grade, low cost, at the highest performance LED hazardous globe fixture that hits the bull’s eye in addressing the needs of a $300 million annual market opportunity.

Next we expect sales to exceed $8.5 million in our second quarter which is more than 2.5 times the $3.3 million in revenue from continuing operations that we achieved last year.

As we look forward, we forecast our solutions business will be about 60% of our total sales and that our 2010 total sales will exceed $35 million.

Finally our net cash flow from operations in the second quarter is expected to be less than $1 million compared to our net cash flow from operations of $1.2 million in the second quarter of last year.

The company is holding its expectation to be overall net cash flow positive from operations in 2010.

So in conclusion, our plan is clearly working and working well. I’m extremely bullish about the current and future success of Energy Focus in helping our customers solve their lighting and energy needs as our sales are nearly three times that of last year, our sales proposal pipeline has already grown over 10% and our cost containment and improvement measures are clearly taking hold. And lastly our new technology developments are progressing nicely. So with that I’d like to thank you again for joining our call.

And now, I’d like to turn the call over to Nick Berchtold, our Chief Financial Officer, who will provide you with further clarity around our financial results. Nick?

Nick Berchtold: Thanks Joe and I’d like to also welcome all of our participants to today’s conference call.

To reiterate what Joe said, the first quarter financial results really represent a confirmation of the dramatic and strategic shift in our company’s market dynamics, and really reinforces the absolute need to complete the execution of our transformation into a turnkey energy efficient lighting solutions provider.

Our quarterly financials reflect tremendous improvement from historical levels as we repositioned our company for continued growth and profitability.

As Joe mentioned, we specifically achieved the following during the quarter. We announced $16.5 million in secured contracts through our new Stones River Companies subsidiary.

We achieved consolidated revenues from continuing operations of $8.4 million. We successfully negotiated an agreement that provides access to additional equity financing to the business as necessary, when necessary, if necessary.

We also executed a new debt instrument in the amount $1.1 million which effectively replaced, and allowed us to replace, our Silicon Valley Bank line of credit and we completed the consolidation of our North American manufacturing and distribution operations into a single facility.

But enough of the generalities. As I’ve done in the past I’m going to provide you with a brief overview of selected first quarter results. Specifically I’ll be reviewing the following items — revenues, gross profits, operating expenses, net income and earnings per share, cash and cash flows, working capital metrics, and then current quarter financing activities.

However before I do move into the financial review I like to remind you that our consolidated statements of operations and consolidated statements of cash flows as presented in our form 10Q have been recast to include only continued operations.

Those continued operations are defined as Energy Focus, Stones River Companies, and Crescent Lighting Limited.

2009 financial results from the company’s discontinued operations have been separately reported.

Okay so let me first talk about revenues. I’m delighted along with Joe to report that our revenues increased dramatically from first quarter 2009 due to the combination of realized revenues from our new SRC subsidiary as well as additional and significant penetration within our existing product based market segments.

First quarter 2010 revenues were, as Joe stated, $3 million — excuse me, $8,357,000, and represent a 231% increase over the first quarter 2009 revenues of $2,523,000.

Breaking this figure down further, our SRC subsidiary contributed $5,280,000 or 63% of total revenues for the first quarter and our team is aggressively pushing for more. But additionally our product based teams under (Garrett Reinders), Steve Gasperson and others also contributed significantly to our success by generating $3,077,000 or 37% of total year — excuse me of total first quarter revenues.

On a year over year basis this represents a 22% increase over first quarter 2009 revenues.

And now to talk about gross profit, our first quarter 2010 gross profit was $1,395,000, which represents 16.7% of revenue, as compared to $228,000, or 9% of revenue, for the first quarter of 2009.

Results were favorably impacted by the addition of our new SRC operation combined with improved pricing realization from our product based businesses.

Concealing some of the first quarter improvements were however some legacy, remaining legacy costs associated with our Solon facility and with the remaining consolidation of our manufacturing and distribution operations into Mexico.

We do expect, however, to see an additional and recurring benefit of these consolidation efforts as we move into the second quarter of 2010 and beyond.

Now I’d like to talk briefly about operating expenses. First quarter 2010 operating expenses were $4,800,000, which represents a 62% increase over the first quarter 2009 operating expenses of $2,966,000. However, upon the removal of one time financing and non-cash expense related items, first quarter 2010 operating expenses were below prior year levels.

So as we exclude the impact of the four — $1.4 million non-cash warrant reevaluation and additional $291,000 and finance related expenses, $268,000 of non-cash SRC acquisition amortization expense, and an additional $71,000 in restructuring and severance related expenses our first quarter 2010 operating expenses were $2,749,000 which represents a 7% decrease in operating expenses from first quarter 2009 levels.

So next I’d like to discuss briefly net income and the impact on earnings per share.

Our first quarter 2010 net loss from continuing operations was a negative $3,570,000 which equates to a 17 cents per share loss. This is compared to a $2,739,000 net loss or 18 cents per share loss for the first quarter of 2009.

Excluding what we had previously discussed in terms of non-cash and/or onetime expenses our first quarter 2010 net loss from continuing operations was $1,519,000, or a 7 cents per share loss, compared to $2,739,000 loss, or 18 cent per share, for the first quarter of 2009.

And now I’d like to turn away from the P&L and move over to the balance sheet for a few moments.

First our cash and cash equivalents increased $748,000 from December 31, 2009 levels to achieve a balance of $1,810,000 at March 31. Cash on hand at March 31 did include $1,150,000 received from a private investing group through a debt instrument executed in March 30; however as Joe mentioned previously, our cash flow from operations were significantly improved over first quarter 2009 levels.

To put some numbers to it, first quarter 2010 cash outflows from operations were $438,000 compared to $4,041,000 in cash outflows which occurred during the first quarter of 2009.

Our improvement in cash outflows year over year represents an 89% improvement over the first quarter 2009 level and results from the following items.

Specifically over $3 million of cash collections from contracts awarded to our Stones River Companies subsidiary, the realization of benefits from continued fixed overhead rationalization and cost reductions and an intense and focused management of matching our receivables and payables on a global basis.

To reiterate this I’d like to discuss a few moments our accounts receivable position. Specifically accounts receivable increased to $5,351,000 on a consolidated basis during the first quarter versus $2,922,000 at December 31, 2009 which represents a 183% increase in overall global accounts receivable.

Obviously this dramatic increase in current receivables should provide the company with a - with significant source of operating cash for the second quarter and beyond.

Additionally the company’s continued focus on working capital management again contributed positively to our first quarter cash flows and resulted in further improvements in accounts receivable velocity taking our, what we call DSO, receivable velocity from 67.2 days at December 31, 2009 down to 57.6 days at March 31, 2010.

Likewise, we continue to manage inventory very closely. And in fact our inventory position decreased to 3,239,000 — excuse me, $3,298,000 at March 31 versus $3,770,000 at December 31, 2009.

Likewise, inventory velocity improved modestly from 3.29 turns at December 31 to over 3.35 turns at March 31, 2010.

And on the liability side of the balance sheet I do want to speak briefly about our new debt instruments.

As we previously talked about, we entered into an agreement with EF Energy Partners under which we sold a secured subordinated promissory note for the principal amount of $1,150,000.

The company has secured the full amount of this financing with the pledge of its US accounts Receivable and selected capital equipments. This subordinated note does bear interest and the entire outstanding principal balance, together with all accrued interest, will be due and payable on March 30, 2013.

Additionally, the company did issue five year detachable penny warrants to purchase shares of the company’s common stock whose expiration dates equates to March 30, 2015.

We also mentioned briefly about an equity financing transaction which took place, so I’d like to discuss that briefly as well.

On March 17, 2010, the company entered into a purchase agreement with Lincoln Park Capital Fund whereby Lincoln agreed to purchase 350,000 of the company’s common stock together with a warrant to purchase an equivalent amount of shares.

Lincoln Park also agreed to purchase up to an additional 3,650,000 shares of common stock at the company’s option over the next 25 months. The company expects the initial investments to be executed by the end of May 2010.

So in summary, we’re very pleased to be able to share our first quarter progress with you in the transformation of our company.

As you’ve seen from today’s discussion we’re really beginning to generate substantial traction in all of our markets and expect that improvement to continue throughout the remainder of the year.

As our Chief Financial Officer, I would also like to take a moment to remind our shareholders of our pending annual shareholders meeting which is scheduled for June 16, 2010 at 1:00 pm and which will be held at our Solon, Ohio headquarters.

Proxy materials were mailed on May 10, 2010 and our shareholders should be receiving these materials shortly.

Our Board of Directors and Energy Focus management would like to reinforce the importance of your approval of these proposals and we respectfully request that you vote in favor of each of the proposals presented.

So in conclusion, I’d like to take this opportunity to thank you again for the chance to speak with you today. And now, I’ll turn the conference call back over to Ben, our operator, who opens up the conference call for questions and answers. Thank you very much.

Operator: Thank you. The question and answer session will be conducted electronically. If you would like to ask a question, please do so by pressing the star key followed by the digit 1 on your touch-tone telephone. If you are using a speakerphone, please make sure your mute function is turned off to allow your signals to reach our equipment. Once again, please press star 1 on your touch-tone telephone to ask a question. And we’ll pause for just a moment to give everyone a chance. Once again, that’s star 1 to signal for a question.

Once again if you would like to ask a question, please press star 1 on your touch-tone telephone.

And with no questions in queue, I’d like to turn the call back over to Joe Kaveski for any additional or closing remarks.

Joe Kaveski: Thanks Ben and I guess I’d like to conclude the call today where I started. And that is in thanking our employees for their tremendous efforts over the last year and also thanking our many shareholders for their continuing interest and support of Energy Focus.

My view is that our strategy is clearly working, and the evidence is the great start that we had in our first quarter and our forecast that we have provided you for the remainder of this year.

So with that, I look forward to visiting with many of you in the near future and on our next earning call. So thank you again and have a great evening.

Operator: That concludes today’s conference call. Thank you for your participation.

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